UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): November 22, 2002




                         CURATIVE HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)


              Minnesota                    000-19370            41-1503914
   (State or other jurisdiction of        (Commission        (I.R.S. Employer
   incorporation or organization)        File Number)       Identification No.)


                                150 Motor Parkway
                         Hauppauge, New York 11788-5145
                    (Address of principal executive offices)


                                 (631) 232-7000
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure

         On November 22, 2002, Curative Health Services, Inc. issued a press release announcing it has completed its acquisition of OptCare Plus, Inc. ("OptCare") for approximately $10.5 million in cash. OptCare could also receive additional proceeds depending upon the achievement of certain targets in calendar year 2003. OptCare is a specialty pharmacy dispensing biological medications such as Hemophilia clotting factors. OptCare's focus is on persons affected by bleeding disorders. In addition, OptCare coordinates infusion nursing and provides complete pharmacy services, clinical and reimbursement support services to chronic disease communities. A copy of the press release is attached as Exhibit 99.1, which is incorporated herein by reference under this
Item 5.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a) Financial Statements of Business Acquired

             Not required.

         (b) Pro Forma Financial Information

             Not required.

         (c) Exhibit

             Exhibit   Description of Exhibit
             -------   ----------------------

              99.1 Press Release dated November 22, 2002 relating to the Company's completion of its acquisition of OptCare Plus, Inc. (subject to Item 5).

Signature

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                             CURATIVE HEALTH SERVICES, INC.


Date:  November 25, 2002                     By:  /s/ Thomas Axmacher
                                                 --------------------
                                                      Thomas Axmacher
                                                      Chief Financial Officer

                                                                 Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:                                             Richard Moyer
Scott Eckstein                                       Investor Relations
Investor Relations                                   Cameron Associates
Curative Health Services                             212-554-5466
631-232-7044                                         richard@cameronassoc.com
seckstein@curativehealth.com


                       CURATIVE HEALTH SERVICES COMPLETES
                           ACQUISITION OF OPTCARE PLUS

     Hauppauge, New York - November 22, 2002 - Curative Health Services, Inc., (Nasdaq: CURE), announced today that it has completed its acquisition of OptCare Plus, Inc. ("OptCare") for approximately $10.5 million in cash. OptCare could also receive additional proceeds depending upon the achievement of certain targets in calendar year 2003.

     OptCare is a specialty pharmacy dispensing biological medications such as Hemophilia clotting factors. OptCare's focus is on persons affected by bleeding disorders. In addition, OptCare coordinates infusion nursing and provides complete pharmacy services, clinical and reimbursement support services to chronic disease communities. OptCare's service area primarily focuses on the populations of Virginia, Maryland and District of Columbia.

     "The combined efforts of the teams at OptCare and our Specialty Pharmacy unit enabled us to close this transaction ahead of schedule," said Joseph Feshbach, Curative's Chairman and Chief Executive Officer. "This prompt closing is enabling an earlier integration of OptCare as a member of the Curative family. Our teams will be dedicated to ensuring a smooth and successful integration."

o    About Curative Health Services


     Curative Health Services delivers superior clinical outcomes and unmatched patient satisfaction for patients experiencing serious medical conditions through two unique business units.

     Curative's Specialty Pharmacy Services business unit provides services to help patients manage the health care process, and offers related pharmacy products to patients for chronic and critical disease states, such as Hemophilia.

Curative's Specialty Healthcare Services ("SHS") business unit is an industry leader in chronic wound care management, consistently achieving an outcome success rate of more than 80 percent. SHS provides a broad continuum of services to health care providers through a nationwide network. This national network of more than 100 hospital-based Wound Care Center(R) programs has offered comprehensive treatment to over 300,000 patients, achieving more than a 95 percent patient satisfaction rate.
         For more information, visit www.curative.com
                                     ----------------

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Factors that might cause such differences include, but are not limited to, the termination or non-renewal of a material number of contracts, an inability to obtain new contracts, changes in the government regulations relating to the Company's Specialty Healthcare Services or Specialty Pharmacy Services business units, changes in the regulations governing third party reimbursements for the Company's services, manufacturing shortages of products sold by Curative's Specialty Pharmacy Services business unit, and the other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. Readers of this release are referred to the Company's Quarterly Report on Form 10Q for the quarter ended September 30, 2002, for further discussion of these and other factors that could affect future results.

   Editors Note: This release is also available on the Internet over the World
                      Wide Web at: http://www.curative.com
                                   -----------------------

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